UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2013

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders

On November 22, 2013, at 9AM (PRC time), Biostar Pharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Shareholders at its executive offices in Xianyang City, Shaanxi Province, People’s Republic of China. Set forth below are the matters voted upon at the meeting and the voting results:

Proposal 1 (Election of Directors) - The shareholders elected Ronghua Wang, King-fai Leung, Haipeng Wu, Zhongyang Shang and Qinghua Liu as directors of the Company to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below (with 3,429,174 broker non-votes on this Proposal):

Nominee	Votes for	Votes Withheld
Ronghua Wang	6,709,927	27,233
King-fai Leung	6,712,844	24,316
Haipeng Wu	6,713,394	23,766
Zhongyang Shang	6,712,844	24,316
Qinghua Liu	6,712,794	24,366

Proposal 2 (Ratification of Auditors) – The Company’s shareholders voted to ratify the appointment of Clement C.W. Chan & Co. as the Company’s independent registered public accounting firm for the year ending December 31, 2013 with 10,012,941 shares voting for and 101,619 shares voting against (51,774 shares abstaining).

Proposal 3 (Approval of the 2013 Equity Incentive Plan) – The Company’s shareholders approved the plan with 6,593,459 shares voting for and 85,303 shares voting against (58,398 shares abstaining).

Proposal 4 (Say-on-Pay Proposal) – The Company’s shareholders approved on an advisory, non-binding basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement, with 6,631,780 shares voting for and 51,271 shares voting against (54,109 shares abstaining). There were 3,429,174 broker non-votes on this proposal.

Proposal 5 (Say-on-Frequency Proposal) – Finally, the Company’s shareholders approved on an advisory, non-binding basis, the following frequency of future “say-on-pay” votes, by the vote as follows: shares voted for 1 year, 2 years and 3 years were 6,312,523, 63,977 and 309,570, respectively, with 51,090 votes abstaining on this matter. The Company has determined, in light of and consistent with the advisory vote of the Company’s shareholders as to the preferred frequency of shareholder advisory votes on the compensation of the Company’s named executive officers, to include a shareholder advisory vote on the compensation of the Company’s named executive officers in its annual meeting proxy materials once every three years until the next advisory vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang, Chief Executive Officer

Date:           November 27, 2013